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                                                                    EXHIBIT 10.4


                   SOUND FEDERAL SAVINGS AND LOAN ASSOCIATION
                      RESTATED DIRECTORS DEFERRED FEE PLAN





                    Initial Effective Date December 31, 1979
                            Restated __________, 1998


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                   SOUND FEDERAL SAVINGS AND LOAN ASSOCIATION
                       RESTATED DIRECTOR DEFERRED FEE PLAN


                                    ARTICLE 1

                                    PURPOSE

      The purpose of this Restated Director Deferred Fee Plan (the "Plan") is to provide current tax planning opportunities as well as supplemental funds for retirement or death for eligible directors of Sound Federal Savings and Loan Association (the "Association"). This Plan was initially adopted by resolution of the Board of Directors of the Association on December 31, 1979. The Plan was restated, effective ___________, 1998.


                                   ARTICLE II

                                   DEFINITIONS

      For the purposes of this Plan, the following terms may have the meanings indicated, unless the context clearly indicates otherwise:

      2.1 Account. "Account" means the Account as maintained by the Association in accordance with Article IV with respect to any deferral of Compensation pursuant to this Plan. A Director's Account shall be utilized solely as a device for the determination and measurement of the amounts to be paid to the Director pursuant to the Plan. A Director's Account shall not constitute or be treated as a trust fund of any kind.

      2.2 Association. "Association" means Sound Federal Savings and Loan Association, a federally chartered savings association, or any successor to the business thereof, and any affiliated or subsidiary corporations designated by the Board.

      2.3 Beneficiary. "Beneficiary" means the person or persons (and their heirs) designated as Beneficiary in the Directors Beneficiary Designation (attached as Exhibit B) to whom the deceased Director's benefits are payable. If no Beneficiary is so designated, then the Director's Spouse, if living, will be deemed the Beneficiary. If the Director's Spouse is not living, then the children of the Director will be deemed the Beneficiaries and will take on a per stirpes basis. If there are no children, then the Estate of the Director will be deemed the Beneficiary.

      2.4    Board. "Board" means the Board of Directors of the Association.

      2.5 Change in Control. "Change of Control" shall mean a change in control of a nature that: (i) would be required to be reported in response to
Item 1(a) of the current report on Form


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8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Association or the Company within the meaning of the Home Owners Loan Act, as amended ("HOLA"), and applicable rules and regulations promulgated thereunder, as in effect at the time of the Change in Control; or
(iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of Company's outstanding securities except for any securities purchased by the Association's employee stock ownership plan or trust; or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided, however, that this sub-section (b) shall not apply if the Incumbent Board is replaced by the appointment by a Federal banking agency of a conservator or receiver for the Bank provided further, that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Association or the Company or similar transaction in which the Association or Company is not the surviving institution occurs; or (d) a proxy statement soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the Plan are to be exchanged for or converted into cash or property or securities not issued by the Company; or (e) a tender offer is made for 25% or more of the voting securities of the Company and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

      2.6 Committee. "Committee" means the Committee appointed to administer the Plan pursuant to Article VII.

      2.7 Company. "Company" shall mean Sound Federal Bancorp, the mid-tier holding company of the Association.

      2.8 Compensation. "Compensation" means any Board or Committee fees or retainer to which the Director becomes entitled during the Deferral Period.

      2.9 Deferral Agreement. "Deferral Agreement" means the agreement filed by a Director which acknowledges assent to the terms of the Plan and in which the Director elects to defer the receipt of Compensation during a Deferral Period. The Deferral Agreement must be filed with the Committee prior to the beginning of the Deferral Period. A new Deferral


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Agreement or Notice of Adjustment of Deferral may be submitted by the Director for each Deferral Commitment. If the Director fails to submit a new Deferral Agreement or Notice of Adjustment of Deferral prior to the beginning of a Deferral Period, deferrals for such period shall be made in accordance with the last submitted Deferral Agreement.

      2.10 Deferral Commitment. "Deferral Commitment" means an election to defer Compensation made by a Director pursuant to Article III and for which a separate Deferral Agreement has been submitted by the Director to the Committee.

      2.11 Deferral Period. "Deferral Period" means the period over which a Director has elected to defer a portion of his Compensation. Each calendar year shall be a separate Deferral Period.

      2.12 Determination Date. "Determination Date" means the last day of each calendar month.

      2.13   Director. "Director" means a member of the Board.

      2.14 Disability. "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of a Director to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Board must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of such Director's lifetime. In no event shall a Disability be deemed to occur or to continue after a Director's Normal Retirement Date.

      2.15 Investment Options. "Investment Options" means the investment options designated by the Committee from which each Director may express a preference, as described in Article IV, for the constructive investment of his Account. Investment Options may include, for example, (i) equity markets (including the stock of the Company or its successors), (ii) money market securities (i.e., Treasury bills or other obligations of the United States government or any state government or municipality, certificates of deposit),
(iii) top-grade corporate bonds, (iv) fixed income funds, or (v) assets which can be liquidated within sixty (60) days with no loss of principal. Investment Options are subject to change from time to time as the Committee, in its discretion, deems necessary or appropriate. Investment Options shall be used as earning indices as described in Section 4.4. No provision of the Plan shall be construed as giving any Director an interest in any of these investment Options nor shall any provision require that the Company make any investment in any option.

      2.16 Notice of Adjustment of Deferral. "Notice of Adjustment of Deferral" means the Notice which the Director may submit for Deferral Periods following the initial Deferral Period in which the initial Deferral Agreement is submitted. The Notice of Adjustment of Deferral shall set forth the Director's elections with respect to deferrals for said period.


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      2.17   Plan Benefit. "Plan Benefit" means the benefit payable to a
Director as calculated in Article V.

      2.18 Spouse. "Spouse" means the individual to whom the Director is legally married at the time of the Director's death provided, however, that the term "Spouse" shall not refer to an individual to whom the Director is legally married to at the time of death if the Director and such individual have entered into a formal separation agreement (provided that such separation agreement does not provide otherwise or state that such individual is entitled to a portion of the benefit hereunder) or initiated divorce proceedings.

      2.19 Trustee. "Trustee" means the Trustee, if any, of any grantor trust which may be established by the Association to accumulate assets for the purpose of funding the benefits promised under this Plan.


                                   ARTICLE III

                     PARTICIPATION AND DEFERRAL COMMITMENTS

      3.1    Eligibility and Participation.

             (a) Eligibility. Eligibility to participate in the Plan shall be limited to members of the Board.

             (b) Participation. A Director may elect to participate in the Plan with respect to any Deferral Period by submitting, as to the initial Deferral Period, a Deferral Agreement (as set forth at Exhibit A) or, as to subsequent Deferral Periods, a Notice of Adjustment of Deferral (as set forth at Exhibit C). Said Deferral Agreement or Notice of Adjustment of Deferral shall be submitted to the Committee by December 15 of the calendar year immediately preceding the Deferral Period. If a previously eligible Director fails to submit a new Deferral Agreement or Notice of Adjustment of Deferral for a Deferral Period, the Committee shall treat the previously submitted Deferral Agreement or Notice of Adjustment of Deferral as still in effect. In the event that a Director first becomes eligible to participate during a calendar year, a Deferral Agreement must be submitted to the Committee no later than thirty (30) days following notification of the Director of eligibility to participate, and such Deferral Agreement shall be effective only with regard to Compensation earned or payable following the submission of the Deferral Agreement to the Committee.

      3.2 Form of Deferral. Except as provided in Section 3.1(b) above, a Director may elect in the Deferral Agreement to defer any portion of his Compensation for the calendar year following the calendar year in which the Deferral Agreement is submitted.


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      3.3    Modification of Deferral Commitment. A Deferral Commitment made with respect to a Deferral Period shall be irrevocable except that the Committee may permit a Director to reduce the amount to be deferred, or waive the remainder of the Deferral Commitment upon a finding that the Director has suffered a severe financial hardship, as set forth in Section 5.4 and except as provided in Section 5.7.


                                   ARTICLE IV

                         DEFERRED COMPENSATION ACCOUNTS

      4.1 Accounts. For record keeping purposes only, an Account shall be maintained for each Director. Separate subaccounts shall be maintained to the extent necessary to properly reflect the Director's total vested Account balance.

      4.2 Elective Deferred Compensation. The amount of Compensation that a Director elects to defer shall be withheld from each payment of Compensation and credited to the Director's Account as the nondeferred portion of the Compensation becomes or would have become payable. Any withholding of taxes or other amounts with respect to deferred Compensation which is required by state, federal or local law shall be withheld from the Director's nondeferred Compensation to the maximum extent possible with any excess being withheld from the Director's Account.

      4.3 Determination of Accounts. Each Director's Account as of each Determination Date will consist of the balance of the Director's Account as of the immediately preceding Determination Date, increased by Compensation deferred pursuant to a Deferral Commitment and earnings, and decreased by distributions and losses, since that Determination Date.

      4.4 Determination of Earnings. Subject to such limitations as may from time to time be required by law or imposed by the Committee, and subject to such operating rules and procedures as may be imposed from time to time by the Committee, each Director may express to the Committee a preference as to how the Director's Account should be constructively invested among the Investment Options.

             (a) Any initial or subsequent expression of investment preference shall be in writing, on a form provided by and filed with the Committee, and shall be subject to such rules and procedures as the Committee may promulgate from time to time, including rules as to when an expression of investment preference will be effective.

             (b) If the Committee chooses to honor a Director's investment preferences, (i) all contributions and credits and other amounts added to a Director's Account shall be constructively invested in accordance with the then effective designation of investment preference and (i) as of the effective date of any new investment


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             preference, all or a portion of the Director's Account at that date shall be constructively reallocated among the designated Investment Options according to the directions specified in the investment preferences unless and until a subsequent investment preference shall be filed and become effective. Unless otherwise announced by the Committee, investment preferences may be changed no more than four times per calendar year and must be received by the Committee no less than ten (10) days before the effective date of the change.

             (c) If the Committee receives an initial or revised investment preference which it deems to be incomplete, unclear or improper, the Director's investment preference then in effect shall remain in effect (or, in the case of a deficiency in an initial investment preference) until the next Determination Date, unless the Committee provides for, and permits the application of, corrective action prior to that time. The Committee shall announce to the Director a default Investment Option, selected by the Director's investment preference for any portion of his Account from which he fails to file an investment preference.

             (d) All investment preferences shall be advisory only and shall not bind the Company or the Committee. The Company shall not be obligated to invest any funds in connection with this Plan. If, however, the Company chooses to invest funds to provide for its liabilities under this Plan, the Committee shall have complete discretion as to investment.

             (e) Each Director's Account will be credited with earnings or losses as if the Account were actually invested in accordance with the Director's expression of investment preference, as follows. As of each Determination Date, the net earnings or losses of each Investment Option since the preceding Determination Date shall be allocated among all Accounts in accordance with the preferences indicated by each Director as though the Accounts had been invested in the Investment Option in accordances with each Director's indicated preference. For purposes of this allocation, the Account of each Director will consist of the balance of the Account as of the preceding Determination Date, adjusted (i) by adding to the balance any elective deferred Compensation made since the preceding Determination Date and (ii) by subtracting from such balance all distributions made to the Director or to a Beneficiary. Each Account shall be further adjusted to reflect any changes in investment preferences which have become effective since the last Determination Date.

             (f) If it is determined that the constructive value of an Account as of any date on which distributions are to be made differs materially from the constructive value of the Account on the prior Determination Date upon which the distribution is to be based, the Committee, in its discretion, shall have the right to designate any date in the interim as a Determination Date for the purpose of constructively revaluing


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             the Account so that the Account from which the distribution is being made will, prior to the distribution, reflect its share of such material difference in value. Similarly, the Committee may adopt a policy of providing for regular interim valuations without regard to the materiality of changes in the value of the Accounts.

      4.5 Vesting of Accounts. A Director shall be one hundred percent (100%) vested at all times in the amount of Compensation elected to be deferred under this Plan and earnings thereon.

      4.6 Statement of Accounts. The Committee shall submit to each Director during the month of January, a statement setting forth the balance to the credit of the Account maintained for a Director as of the immediately preceding December.


                                    ARTICLE V

                                  PLAN BENEFITS

      5.1 Plan Benefit. If a Director terminates service for reasons other than death, the Association shall pay a Plan Benefit equal to the Director's vested Account, as determined in accordance with Article IV.

      5.2 Death Benefit. Upon the death of a Director, the Association shall pay to the Director's Beneficiary an amount determined as follows:

             (a) If the Director dies after termination of service with the Association, the remaining unpaid balance of the Director's vested Account shall be paid in the same form that payments were being made prior to the Director's death.

             (b) If the Director dies prior to termination of service with the Association, the amount payable shall be the Director's Account balance. Payments shall be made in accordance with Section 5.5.

      5.3 Accelerated Distribution. Notwithstanding any other provision of the Plan, at any time after a Change in Control, upon written request to the Committee and with the consent of the Committee, a Director shall be entitled to receive a lump sum distribution of the Director's vested Account balance. The Committee shall make a determination on distribution within thirty (30) days of receipt of the written request from the Director. The amount payable under this Section shall be paid in a lump sum within thirty (30) days following consent to such payment by the Board which shall be the fair market value of the Account balance on the date of distribution.

      5.4 Hardship Distributions. Upon a finding that a Director has suffered a severe financial hardship, the Committee may, in its sole discretion, make distributions from the


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Director's Account prior to the time specified for payment of benefits under the
Plan. Such hardship distributions may be made on account of an immediate and heavy financial need of the Director for medical and/or educational expenses or purchase of a principal residence or to prevent the foreclosure of a principal residence. The amount of such distribution shall be limited to the amount reasonably necessary to meet the Director's requirements during the financial hardship.

      5.5    Form of Benefit Payment.

             (a) All Plan Benefits other than Hardship Distributions shall be paid in the form selected by the Director at the time of the Deferral Commitment.

             (b) If for any Deferral Commitment a Director fails to elect a form of benefit payment, the form shall be the form of payment elected on the most recent past Deferral Commitment.

             (c) A Director's Account may be distributed in cash, or in the event the Company has established a grantor trust and such trust holds investments that include Investment Options selected by the Director for the constructive investment of his Account, the Committee may, in its sole discretion, direct the Trustee to distribute assets in kind from the trust in satisfaction of all or part of the Company's obligation to make distributions to the Director.

      5.6 Commencement of Payments. Payments under the Plan shall commence and shall be paid in accordance with the Director's elections under the Directors Deferral Agreement and Notice of Adjustment of Deferral.

      5.7 Modification of Deferral Period. In the event a Director desires to modify his Deferral Period with respect to amounts accrued in his Account, the Director may do so, provided that any such modification is made no later than twenty-four (24) months prior to the date of the commencement of payments under both (i) the Directors present Deferral Agreement and/or Notice of Adjustment of Deferral, and (ii) the Directors Deferral Agreement as modified.

      5.8 Determination of Annual Installments. Benefits payable in annual installments hereunder shall be determined as follows. The first annual installment shall equal one-fifth of the Director's Account. The second annual installment shall equal one-fourth of the Director's Account, as increased during the year by interest and/or earnings on said Account. The third annual installment shall equal one-third of the Director's Account, the fourth annual installment shall equal one-half of the Director's Account and the final installment shall equal the balance of the Director's Account. Each succeeding installment shall be paid on the anniversary date of the immediate preceding installment.


                                   ARTICLE VI


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                             BENEFICIARY DESIGNATION

      6.1 Beneficiary Designation. If the Director should die before receiving said Plan Benefits payable hereunder, the Bank shall pay the Director's Account to the Director's Beneficiary, commencing within thirty (30) days oaf the Director's death and payable over the period designated in the Directors Deferral Agreement and/or Notice of Adjustment of Deferral.

      6.2 Effect of Payment. The payment to the deemed Beneficiary shall completely discharge Association's obligations under this Plan.


                                   ARTICLE VII

                                 ADMINISTRATION

      7.1 Committee; Duties. This Plan shall be administered by the Committee, which shall be appointed by the Board. The Committee shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions, including interpretations of this Plan, as may arise in connection with the Plan. A majority vote of the Committee members shall control any decision.

      7.2 Agents. The Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Association.

      7.3 Binding Effect of Decisions. The decision or action of the Committee in respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules of regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

      7.4 Indemnity of Committee. The Association shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct.


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                                  ARTICLE VIII

                                CLAIMS PROCEDURE


         8.1 Claim. Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee, which shall respond in writing within thirty (30) days.

         8.2 Denial of Claim. If the claim or request is denied, the written notice of denial shall state:

                 (a) The reasons for denial, with specific reference to the Plan provisions on which the denial is based.

                 (b) A description of any additional material or information required and an explanation of why it is necessary.

                 (c)     An explanation of the Plan's claim review procedure.

         8.3 Review of Claim. Any person whose claim or request is denied or who has not received a response within thirty (30) days may request review by notice given in writing to the Committee. The claim or request shall be reviewed by the Committee who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

         8.4 Final Decision. The decision on review shall normally be made within sixty (60) days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reasons and the relevant Plan provisions.

         8.5 Arbitration. If claimants continue to dispute the benefit denial based upon completed performance of this Plan and the Deferral Agreement or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to mediation, administered by the American Arbitration Association ("AAA") (or a mediator selected by the parties) in accordance with the AAA's Commercial Mediation Rules. If mediation is not successful in resolving the dispute, it shall be settled by arbitration administered by the AAA under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.





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                                   ARTICLE IX

                       AMENDMENT AND TERMINATION OF PLAN


         9.1 Amendment. The Board may at any time amend the Plan in whole or in part, provided, however, that no amendment shall be effective to decrease or restrict the amount accrued to the date of Amendment in any Account maintained under the Plan.

         9.2 Association's Right to Terminate. The Board may at any time partially or completely terminate the Plan if, in its judgment, the tax, accounting, or other effects of the continuance of the Plan, or potential payments thereunder, would not be in the best interests of the Association.

                         (a) Partial Termination. The Board may partially terminate the Plan by instructing the Committee not to accept any additional Deferral Commitments. In the event of such a Partial Termination, the Plan shall continue to operate and be effective with regard to Deferral Commitments entered into prior to the effective date of such Partial Termination.

                         (b)      Complete Termination. The Board may
                 completely terminate the Plan by instructing the Committee not to accept any additional Deferral Commitments, and by terminating all ongoing Deferral Commitments. In the event of Complete Termination, the Plan shall cease to operate and the Association shall pay out to each Director their Account as if that Director had terminated service as of the effective date of the Complete Termination. Payments shall be made in equal annual installments over the period listed below, based on the Account balance:

        Appropriate Account Balance                                        Payout Period
        ---------------------------                                        -------------
        Less than $10,000                                                      1 Year
        $10,000 but less than $50,000                                          3 Years
        More than $50,000                                                      5 Years



                                   ARTICLE X

                                 MISCELLANEOUS

         10.1 Unfunded Plan. This Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of management or highly compensated employees. This Plan is not intended to create an investment contract, but to provide tax planning opportunities and retirement benefits to eligible individuals who have elected to

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participate in the Plan. Eligible individuals are select members of management who, by virtue of their position with the Association, are uniquely informed as to the Association's operations and have the ability to materially affect the Association's profitability and operations.

         10.2 Unsecured General Creditor. Directors and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of Association, nor shall they be Beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by Association. Such policies or other assets of Association shall not be held under any trust for the benefit of Directors, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of Association under this Plan. Any and all of Association's assets and policies shall be, and remain, the general, unpledged, unrestricted assets of Association. Association's obligation under the Plan shall be that of an unfunded and unsecured promise of Association to pay money in the future.

         10.3 Trust Fund. The Association shall be responsible for the payment of all benefits provided under the Plan. At its discretion, the Association may establish one or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Association's creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, the Association shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Association.

         10.4 Payment to Director, Legal Representative or Beneficiary. Any payment to any Director or the legal representative, Beneficiary, or to any guardian or committee appointed for such Director or Beneficiary in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Association, which may require the Director, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Association.

         10.5 Minimum Regulatory Capital Requirement. Notwithstanding anything herein to the contrary, to the extent required by applicable law, no benefits hereunder shall be earned or distributed in any year in which the Association is not meeting its fully phased-in capital requirements.

         10.6 Nonassignability. Neither a Director nor any other person shall have any right to commute, sell, assign, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments,


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alimony or separate maintenance owed by a Director or any other person, nor be transferable by operation of law in the event of a Director's or any other person's bankruptcy or insolvency.

         10.7 Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

         10.8 Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

         10.9 Governing Law. The provisions of this Plan shall be construed and interpreted according to the laws of the State of New York.

         10.10 Validity. In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

         10.11 Notice. Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to any member of the Committee, the Plan Administrator, or the Secretary of the Association. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

         10.12 Successors. The provisions of this Plan shall bind and inure to the benefit of Sound Federal Savings and Loan Association and its successors and assigns. The term "successors" as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Sound Federal Savings and Loan Association, and successors of any such corporation or other business entity.

         IN WITNESS WHEREOF, and pursuant to resolution of the Board of Directors of Sound Federal Savings and Loan Association, such corporation has caused this instrument to be executed by its duly authorized officers effective as of the day and year first above written.

                                     SOUND FEDERAL SAVINGS AND
                                     LOAN ASSOCIATION



                                     By:
                                        ---------------------
                                        President


                                     ATTEST:


                                     By:
                                        ---------------------
                                        Secretary

                   SOUND FEDERAL SAVINGS AND LOAN ASSOCIATION
                           RESTATED DEFERRED FEE PLAN
                               DEFERRAL AGREEMENT



         I,_________________________, and SOUND FEDERAL SAVINGS AND LOAN ASSOCIATION hereby agree for good and valuable consideration, the value of which is hereby acknowledged, that I shall participate in the Restated Director Deferred Fee Plan ("Plan"), initially effective December 31, 1979 and restated __________, 1998, as such Plan may now exist or hereafter be amended or modified, and do further agree to the terms and conditions thereof.

         I hereby elect to defer _________ of my Board fees and/or _________ of my retainer. Such deferrals shall commence on _________, 1998, shall renew annually unless otherwise changed at least fifteen (15) days prior to January 1 of any year in the Deferral Period. I understand that this election to defer applies only to Compensation attributable to services not yet performed.

         I understand that my election to defer shall continue in accordance with this Deferral Agreement until such time as I submit a "NOTICE OF ADJUSTMENT OF DEFERRAL" (Exhibit B, hereto) to the Administrator, at least fifteen (15) days prior to any January 1st during my Deferral Period. A Notice of Adjustment of Deferral Amount can be used to adjust the amount of Board fees and/or retainer to be deferred or to discontinue deferrals altogether.

         I hereby elect a DEFERRAL PERIOD of _____ years. Payments hereunder shall commence in the year ______.

         I hereby elect to receive the amount deferred in ___________ installments.

         I understand that I am entitled to review or obtain a copy of the Plan, at any time, and may do so by contacting the Committee.

         This Deferral Agreement shall become effective upon execution (below) by both the Director and a duly authorized officer of the Association.

         Dated this ____ day of _______, 1998.


----------------------------------     -----------------------------------------
(Director)                             (Association's duly authorized Officer)




                                   Exhibit A

                   SOUND FEDERAL SAVINGS AND LOAN ASSOCIATION
                           RESTATED DEFERRED FEE PLAN
                            BENEFICIARY DESIGNATION



         The Director, under the terms of the Restated Director Deferred Compensation Plan executed by Sound Federal Savings and Loan Association, hereby designates the following Beneficiary to receive any guaranteed payments or death benefits under such Plan, following his death:

PRIMARY BENEFICIARY:
                                                 --------------------------

SECONDARY BENEFICIARY:
                                                 --------------------------


         This Beneficiary Designation hereby revokes any prior Beneficiary Designation which may have been in effect.

         Such Beneficiary Designation is revocable.


DATE:    _________________, 19



--------------------------------               --------------------------------
(WITNESS)                                      DIRECTOR



--------------------------------
(WITNESS)





                                   Exhibit B

                 SOUND FEDERAL SAVINGS AND LOAN ASSOCIATION
                    RESTATED DIRECTORS DEFERRED FEE PLAN
                      NOTICE OF ADJUSTMENT OF DEFERRAL



TO:                      Sound Federal Savings and Loan Association
Attention:               Administrative Committee, Restated Directors Deferred
                         Fee Plan


         I hereby give notice of my election to adjust the amount of my compensation deferral in accordance with my Deferral Agreement, dated the ____ day of _______, 19__. This notice is submitted thirty (30) days prior to January 1st, and shall become effective January 1st, as specified below.

         Adjust deferral as of:              January 1st, 19__

         Previous Deferral Amount            ______________ per month
         New Deferral Amount                 ______________ per month
                                             (to discontinue deferral, enter $0)


                                      -----------------------------------------
                                      DIRECTOR

                                      -----------------------------------------
                                      DATE

                                      ACKNOWLEDGED
                                      BY:
                                         --------------------------------------

                                      TITLE:
                                             ----------------------------------


                                      -----------------------------------------
                                      DATE


                                   Exhibit C